Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
UFS (NYSE, TSX)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY SECOND QUARTER 2010 FINANCIAL RESULTS

Strong operational results despite cost impact of higher level of maintenance downtime

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	Net earnings of $0.71 per share, earnings before items[1] of $2.67 per share
•	EBITDA before items[1] of $264 million
•	Closed sale of the Wood business
•	Company repurchased 340,130 shares of its common stock in the second quarter of 2010

Montreal, July 30, 2010 – Domtar Corporation (NYSE/TSX: UFS) today reported net earnings of $31 million ($0.71 per share) for the second quarter of 2010 compared to net earnings of $58 million ($1.34 per share) for the first quarter of 2010 and net earnings of $48 million ($1.12 per share) for the second quarter of 2009. Sales for the second quarter of 2010 amounted to $1.5 billion. Excluding items listed below, the Company had earnings before items1 of $116 million ($2.67 per share) for the second quarter of 2010 compared to earnings before items1 of $69 million ($1.59 per share) for the first quarter of 2010 and a loss before items1 of $33 million ($0.77 per share) for the second quarter of 2009.

Second quarter 2010 items:

•	Loss on sale of the Wood business of $50 million ($50 million after tax);

•	Costs for debt repurchase, including premium paid, of $40 million ($24 million after tax);

•	Charge of $14 million ($9 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Closure and restructuring costs of $5 million ($4 million after tax); and

•	Gain on sale of property, plant and equipment of $2 million ($2 million after tax).

First quarter 2010 items:

•	Refundable excise tax credit for the production and use of alternative bio fuel mixtures of $25 million ($18 million after tax);

•	Charge of $22 million ($16 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Closure and restructuring costs of $20 million ($14 million after tax); and

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

•	Gain on sale of property, plant and equipment of $1 million ($1 million after tax).

Second quarter 2009 items:

•	Refundable excise tax credit for the production and use of alternative bio fuel mixtures of $131 million ($79 million after tax);

•	Gain on debt repurchase of $9 million ($6 million after-tax); and

•	Closure and restructuring costs of $6 million ($4 million after tax).

“We continue to execute remarkably well to deliver strong financial results. I am pleased that these efforts, coupled with our successful debt tender, have been recognized by rating agencies,” said John D. Williams, President and Chief Executive Officer. Commenting on strategic initiatives, Mr. Williams added, “We continue our work to streamline our portfolio; we exited the coated groundwood paper business and successfully closed the sale of our Wood business. We also announced an exciting and innovative partnership in the development of fiber-based nanotechnologies. As we continue to look for opportunities to address our issues of cyclicality and the secular decline of paper demand, our strong balance sheet provides us with financial flexibility to consider various options to create sustainable, long term value for our stockholders.”

SEGMENT REVIEW

Papers

Operating income before items1 was $165 million in the second quarter of 2010 compared to operating income before items1 of $137 million in the first quarter of 2010. Depreciation and amortization totaled $95 million in the second quarter of 2010. When compared to the first quarter of 2010, paper shipments decreased by 7% while pulp shipments increased by 25%. The shipments-to-production ratio for paper was 101% in the second quarter of 2010, compared to 106% in the first quarter of 2010. Paper and pulp inventories decreased by 9,000 tons and 95,000 metric tons, respectively, at the end of June when compared to end of March levels.

The increase in operating income before items1 in the second quarter of 2010 was the result of higher average selling prices in pulp and paper, and higher shipments for pulp. These factors were partially offset by higher costs related to scheduled maintenance downtime, lower shipments for paper, and an unfavorable exchange rate including hedging.

(In millions of dollars)	2Q 2010	1Q 2010
Sales	$1,317	$1,245
Operating income	$149	$120
Operating income before items[1]	$165	$137
Depreciation and amortization	$95	$96

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

Paper Merchants

Operating loss was $1 million in the second quarter of 2010 compared to operating income of $1 million in the first quarter of 2010. Depreciation and amortization was $1 million in the second quarter of 2010. Deliveries remained flat when compared to the first quarter of 2010.

The decrease in operating income in the second quarter of 2010 was primarily the result of margins temporarily contracting due to supplier price increases. This factor was partially offset by higher selling prices.

(In millions of dollars)	2Q 2010	1Q 2010
Sales	$213	$212
Operating income (loss)	$(1)	$1
Depreciation and amortization	$1	$1

Wood

Operating income before items1 was nil in the second quarter of 2010, compared to an operating loss before items1 of $6 million in the first quarter of 2010. Depreciation and amortization totaled $5 million in the second quarter of 2010. When compared to the first quarter of 2010, lumber shipments increased 14%.

The decrease in operating loss before items1 in the second quarter of 2010 was primarily the result of higher shipments and higher average selling prices. These factors were partially offset by an unfavorable exchange rate including hedging.

(In millions of dollars)	2Q 2010	1Q 2010
Sales	$83	$67
Operating loss	$(49)	$(5)
Operating income (loss) before items[1]	$—	$(6)
Depreciation and amortization	$5	$5

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $610 million and free cash flow1 amounted to $567 million in the second quarter of 2010. Cash received with regards to the alternative fuel tax credits amounted to $368 million in the second quarter of 2010. Domtar’s net debt-to-total capitalization ratio1 stood at 22% at June 30, 2010 compared to 33% at March 31, 2010.

OUTLOOK

The Company expects third quarter paper shipments to be flat compared to the second quarter, before gradually declining towards year-end due to seasonal factors. Selling prices for paper grade pulp are expected to come under pressure. As previously communicated, costs related to planned maintenance shutdowns will be materially reduced in the third quarter. Inflation on input costs is expected to be marginal for the second half of the year.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 11:00 a.m. (ET) to discuss its second quarter 2010 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its third quarter 2010 earnings on October 29, 2010 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the earnings release date.

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publishing as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. The Company employs over 9,000 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Annual Report on Form 10-K filed with the SEC as updated by the Company’s latest Quarterly Report on Form 10-Q. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

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[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended		Six months ended
	June 30 2010	June 30 2009	June 30 2010	June 30 2009
	(Unaudited)
Selected Segment Information
Sales
Papers	$1,317	$1,127	$2,562	$2,233
Paper Merchants	213	205	425	422
Wood	83	46	150	89

Total for reportable segments	1,613	1,378	3,137	2,744
Intersegment sales—Papers	(60)	(55)	(122)	(115)
Intersegment sales—Wood	(6)	(4)	(11)	(8)

Consolidated sales	1,547	1,319	3,004	2,621

Depreciation and amortization and impairment and write-down of property, plant and equipment
Papers	95	98	191	192
Paper Merchants	1	1	2	2
Wood	5	5	10	9

Total for reportable segments	101	104	203	203
Impairment and write-down of property, plant and equipment—Papers	14	—	36	35

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	115	104	239	238

Operating income (loss)
Papers	149	150	269	144
Paper Merchants	(1)	1	—	3
Wood	(49)	(12)	(54)	(30)
Corporate	(3)	—	(3)	—

Consolidated operating income	96	139	212	117
Interest expense	70	23	102	54

Earnings before income taxes	26	116	110	63
Income tax expense (benefit)	(5)	68	21	60

Net earnings	31	48	89	3

Per common share (in dollars)
Net earnings
Basic	0.72	1.12	2.07	0.07
Diluted	0.71	1.12	2.05	0.07
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	43.0	43.0	43.0	43.0
Diluted	43.4	43.0	43.4	43.0

Cash flows provided from operating activities	610	306	733	363
Additions to property, plant and equipment	43	18	74	42

5/12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended		Six months ended
	June 30 2010	June 30 2009	June 30 2010	June 30 2009
	(Unaudited)
Sales	$1,547	$1,319	$3,004	$2,621
Operating expenses
Cost of sales, excluding depreciation and amortization	1,207	1,116	2,349	2,239
Depreciation and amortization	101	104	203	203
Selling, general and administrative	69	86	153	169
Impairment and write-down of property, plant and equipment	14	—	36	35
Closure and restructuring costs	5	6	25	30
Other operating loss (income), net	55	(132)	26	(172)

	1,451	1,180	2,792	2,504

Operating income	96	139	212	117
Interest expense	70	23	102	54

Earnings before income taxes	26	116	110	63
Income tax expense (benefit)	(5)	68	21	60

Net earnings	31	48	89	3

Per common share (in dollars)
Net earnings
Basic	0.72	1.12	2.07	0.07
Diluted	0.71	1.12	2.05	0.07
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	43.0	43.0	43.0	43.0
Diluted	43.4	43.0	43.4	43.0

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	June 30 2010	December 31 2009
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$514	$324
Receivables, less allowances of $8 and $8	659	536
Inventories	616	745
Prepaid expenses	37	46
Income and other taxes receivable	38	414
Deferred income taxes	137	137

Total current assets	2,001	2,202
Property, plant and equipment, at cost	9,269	9,575
Accumulated depreciation	(5,401)	(5,446)

Net property, plant and equipment	3,868	4,129
Intangible assets, net of amortization	62	85
Other assets	120	103

Total assets	6,051	6,519

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	30	43
Trade and other payables	678	686
Income and other taxes payable	41	31
Long-term debt due within one year	30	11

Total current liabilities	779	771
Long-term debt	1,186	1,701
Deferred income taxes and other	1,033	1,019
Other liabilities and deferred credits	411	366
Shareholders’ equity
Exchangeable shares	73	78
Additional paid-in capital, includes treasury stock of $29	2,792	2,816
Accumulated deficit	(138)	(216)
Accumulated other comprehensive loss	(85)	(16)

Total shareholders’ equity	2,642	2,662

Total liabilities and shareholders’ equity	6,051	6,519

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Six months ended
	June 30 2010	June 30 2009
	(Unaudited)
Operating activities
Net earnings	$89	$3
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	203	203
Deferred income taxes	3	59
Impairment and write-down of property, plant and equipment	36	35
Loss (gain) on repurchase of long-term debt	40	(15)
Net losses on disposals of property, plant and equipment and sale of business	47	—
Stock-based compensation expense	2	5
Other	(6)	8
Changes in assets and liabilities
Receivables	(147)	(117)
Inventories	79	171
Prepaid expenses	(12)	(1)
Trade and other payables	5	(24)
Income and other taxes	392	18
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	3	15
Other assets and other liabilities	(1)	3

Cash flows provided from operating activities	733	363

Investing activities
Additions to property, plant and equipment	(74)	(42)
Proceeds from disposals of property, plant and equipment	14	1
Proceeds from sale of business	97	—

Cash flows provided from (used for) investing activities	37	(41)

Financing activities
Net change in bank indebtedness	(13)	(19)
Change of revolving bank credit facility	—	90
Issuance of long-term debt	—	385
Repayment of long-term debt	(530)	(409)
Borrowings under accounts receivable securitization program	20	—
Debt issue and tender offer costs	(26)	(13)
Stock repurchase	(19)	—
Prepaid on structured stock repurchase	(10)	—
Other	(3)	—

Cash flows provided from (used for) financing activities	(581)	34

Net increase in cash and cash equivalents	189	356
Translation adjustments related to cash and cash equivalents	1	9
Cash and cash equivalents at beginning of period	324	16

Cash and cash equivalents at end of period	514	381

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings (Loss) Before Items”, “Earnings (Loss) Before Items per diluted share”, “EBITDA”, “EBITDA Margin”, “EBITDA Before Items”, “EBITDA Margin Before Items”, “Free Cash Flow”, “Net Debt” and “Net Debt-to-Total Capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and the overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings (Loss) Before Items” and “EBITDA Before Items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our ongoing operations. Management uses these measures, as well as EBITDA and Free Cash Flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings (loss) provides for a more complete analysis of the results of operations. Net earnings (loss) and Cash flow provided from operating activities are the most directly comparable GAAP measures.

		2010			2009
		Q1	Q2	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings (Loss) Before Items” to Net earnings (loss)
Net earnings (loss)	($)	58	31	89	(45)	48	183	124	310
(-) Alternative fuel tax credits	($)	(18)	—	(18)	(28)	(79)	(116)	(113)	(336)
(+) Write-down of PP&E / Impairment of PP&E and intangible assets	($)	16	9	25	21	—	—	22	43
(+) Closure and restructuring costs	($)	14	4	18	14	4	2	24	44
(-) (Gains) Losses on sale of property, plant and equipment and business	($)	(1)	48	47	—	—	(12)	3	(9)
(-) (Gain) Loss on debt repurchase	($)	—	24	24	—	(6)	—	—	(6)
(=) Earnings (Loss) Before Items	($)	69	116	185	(38)	(33)	57	60	46
(/) Weighted avg. number of common shares outstanding (diluted)	(millions)	43.3	43.4	43.4	43.0	43.0	43.2	43.3	43.2
(=) Earnings (Loss) Before Items per diluted share	($)	1.59	2.67	4.26	(0.88)	(0.77)	1.32	1.39	1.06

Reconciliation of “EBITDA” and “EBITDA Before Items” to Net earnings (loss)
Net earnings (loss)	($)	58	31	89	(45)	48	183	124	310
(+) Income tax expense (benefit)	($)	26	(5)	21	(8)	68	78	42	180
(+) Interest expense	($)	32	70	102	31	23	34	37	125
(=) Operating income (loss)	($)	116	96	212	(22)	139	295	203	615
(+) Depreciation and amortization	($)	102	101	203	99	104	101	101	405
(+) Write-down of PP&E / Impairment of goodwill, PP&E and intangible assets	($)	22	14	36	35	—	—	27	62
(-) (Gains) Losses on sale of property, plant and equipment and business	($)	(1)	48	47	—	—	(12)	5	(7)
(=) EBITDA	($)	239	259	498	112	243	384	336	1,075
(/) Sales	($)	1,457	1,547	3,004	1,302	1,319	1,440	1,404	5,465
(=) EBITDA Margin	(%)	16%	17%	17%	9%	18%	27%	24%	20%
EBITDA	($)	239	259	498	112	243	384	336	1,075
(-) Alternative fuel tax credits	($)	(25)	—	(25)	(46)	(131)	(159)	(162)	(498)
(+) Closure and restructuring costs	($)	20	5	25	24	6	4	29	63
(=) EBITDA Before Items	($)	234	264	498	90	118	229	203	640
(/) Sales	($)	1,457	1,547	3,004	1,302	1,319	1,440	1,404	5,465
(=) EBITDA Margin Before Items	(%)	16%	17%	17%	7%	9%	16%	14%	12%

Reconciliation of “Free Cash Flow” to Cash flow provided from operating activities
Cash flow provided from operating activities	($)	123	610	733	57	306	244	185	792
(-) Additions to property, plant and equipment	($)	(31)	(43)	(74)	(24)	(18)	(24)	(40)	(106)
(=) Free Cash Flow	($)	92	567	659	33	288	220	145	686

“Net Debt-to-Total Capitalization” Computation
Bank indebtedness	($)	19	30		52	24	30	43
(+) Current portion of long-term debt	($)	31	30		18	13	13	11
(+) Long-term debt	($)	1,600	1,186		2,195	2,162	1,971	1,701
(=) Debt	($)	1,650	1,246		2,265	2,199	2,014	1,755
(-) Cash and cash equivalents	($)	(314)	(514)		(145)	(381)	(433)	(324)
(=) Net Debt	($)	1,336	732		2,120	1,818	1,581	1,431
(+) Shareholders’ equity	($)	2,748	2,642		2,073	2,264	2,580	2,662
(=) Total capitalization	($)	4,084	3,374		4,193	4,082	4,161	4,093
Net debt	($)	1,336	732		2,120	1,818	1,581	1,431
(/) Total capitalization	($)	4,084	3,374		4,193	4,082	4,161	4,093
(=) Net Debt-to-Total Capitalization	(%)	33%	22%		51%	45%	38%	35%

“Earnings (Loss) Before Items”, “Earnings (Loss) Before Items per diluted share”, “EBITDA”, “EBITDA Margin”, “EBITDA Before Items”, “EBITDA Margin Before Items”, “Free Cash Flow”, “Net Debt” and “Net Debt-to-Total Capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss), Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2010

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income (Loss) Before Items”, “EBITDA Before Items” and “EBITDA Margin Before Items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating Income (Loss) Before Items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

		Papers			Paper Merchants			Wood			Corporate
		Q1’10	Q2’10	YTD	Q1’10	Q2’10	YTD	Q1’10	Q2’10	YTD	Q1’10	Q2’10	YTD
Reconciliation of Operating Income (Loss) to “Operating Income (Loss) Before Items”
Operating income (loss)	($)	120	149	269	1	(1)	—	(5)	(49)	(54)	—	(3)	(3)
(+) Alternative fuel tax credits	($)	(25)	—	(25)	—	—	—	—	—	—	—	—	—
(+) Write-down of property, plant and equipment	($)	22	14	36	—	—	—	—	—	—	—	—	—
(+) Closure and restructuring costs	($)	20	5	25	—	—	—	—	—	—	—	—	—
(-) (Gains) Losses on sale of property, plant and equipment and business	($)	—	(3)	(3)	—	—	—	(1)	49	48	—	2	2
(=) Operating Income (Loss) Before Items	($)	137	165	302	1	(1)	—	(6)	—	(6)	—	(1)	(1)
Reconciliation of “Operating Income (Loss) Before Items” to “EBITDA Before Items”
Operating Income (Loss) Before Items	($)	137	165	302	1	(1)	—	(6)	—	(6)	—	(1)	(1)
(+) Depreciation and amortization	($)	96	95	191	1	1	2	5	5	10	—	—	—
(=) EBITDA Before Items	($)	233	260	493	2	—	2	(1)	5	4	—	(1)	(1)
(/) Sales	($)	1,245	1,317	2,562	212	213	425	67	83	150	—	—	—
(=) EBITDA Margin Before Items	(%)	19%	20%	19%	1%	—	—	—	6%	3%	—	—	—

“Operating Income (Loss) Before Items”, “EBITDA Before Items” and “EBITDA Margin Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2009

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income (Loss) Before Items”, “EBITDA Before Items” and “EBITDA Margin Before Items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating Income (Loss) Before Items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

		Papers					Paper Merchants					Wood					Corporate
		Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD
Reconciliation of Operating Income (Loss) to “Operating Income (Loss) Before Items”
Operating income (loss)	($)	(6)	150	294	212	650	2	1	2	2	7	(18)	(12)	(1)	(11)	(42)	—	—	—	—	—
(-) Alternative fuel tax credits	($)	(46)	(131)	(159)	(162)	(498)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+) Write-down of property, plant and equipment	($)	35	—	—	27	62	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+) Closure and restructuring costs	($)	22	4	4	22	52	—	1	—	1	2	2	1	—	6	9	—	—	—	—	—
(-) (Gains) Losses on sale of property, plant and equipment	($)	—	—	(1)	5	4	—	—	—	—	—	—	—	(8)	—	(8)	—	—	(3)	—	(3)
(=) Operating Income (Loss) Before Items	($)	5	23	138	104	270	2	2	2	3	9	(16)	(11)	(9)	(5)	(41)	—	—	(3)	—	(3)
Reconciliation of “Operating Income (Loss) Before Items” to “EBITDA Before Items”
Operating Income (Loss) Before Items	($)	5	23	138	104	270	2	2	2	3	9	(16)	(11)	(9)	(5)	(41)	—	—	(3)	—	(3)
(+) Depreciation and amortization	($)	94	98	95	95	382	1	1	1	—	3	4	5	5	6	20	—	—	—	—	—
(=) EBITDA Before Items	($)	99	121	233	199	652	3	3	3	3	12	(12)	(6)	(4)	1	(21)	—	—	(3)	—	(3)
(/) Sales	($)	1,106	1,127	1,211	1,188	4,632	217	205	239	212	873	43	46	59	63	211	—	—	—	—	—
(=) EBITDA Margin Before Items	(%)	9%	11%	19%	17%	14%	1%	1%	1%	1%	1%	—	—	—	2%	—	—	—	—	—	—

“Operating Income (Loss) Before Items”, “EBITDA Before Items” and “EBITDA Margin Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

11/12

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2010			2009
		Q1	Q2	YTD	Q1	Q2	Q3	Q4	YTD
Papers Segment
Sales	($)	1,245	1,317	2,562	1,106	1,127	1,211	1,188	4,632
Intersegment sales—Papers	($)	(62)	(60)	(122)	(60)	(55)	(63)	(53)	(231)
Operating income (loss)	($)	120	149	269	(6)	150	294	212	650
Depreciation & amortization	($)	96	95	191	94	98	95	95	382
Impairment and write-down of PP&E	($)	22	14	36	35	—	—	27	62
Papers
Papers Production	(‘000 ST)	906	882	1,788	869	912	920	903	3,604
Papers Shipments	(‘000 ST)	960	891	1,851	913	929	972	943	3,757
Uncoated freesheet	(‘000 ST)	925	889	1,814	887	901	939	890	3,617
Coated groundwood	(‘000 ST)	35	2	37	26	28	33	53	140
Pulp
Pulp Shipments(a)	(‘000 ADMT)	388	486	874	314	393	446	386	1,539
Hardwood Kraft Pulp	(%)	40%	38%	39%	33%	33%	40%	35%	36%
Softwood Kraft Pulp	(%)	49%	52%	51%	54%	54%	49%	54%	52%
Fluff Pulp	(%)	11%	10%	10%	13%	13%	11%	11%	12%
Paper Merchants Segment
Sales	($)	212	213	425	217	205	239	212	873
Operating income (loss)	($)	1	(1)	—	2	1	2	2	7
Depreciation & amortization	($)	1	1	2	1	1	1	—	3
Wood Segment
Sales	($)	67	83	150	43	46	59	63	211
Intersegment sales—Wood	($)	(5)	(6)	(11)	(4)	(4)	(6)	(6)	(20)
Operating loss	($)	(5)	(49)	(54)	(18)	(12)	(1)	(11)	(42)
Depreciation & amortization	($)	5	5	10	4	5	5	6	20
Lumber Production	(Millions FBM)	172	165	337	121	131	147	161	560
Lumber Shipments	(Millions FBM)	164	187	351	125	135	153	161	574
Average Exchange Rates	CAN	1.041	1.028	1.034	1.245	1.167	1.097	1.056	1.142
	US	0.961	0.973	0.967	0.803	0.857	0.911	0.947	0.876

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp shipments represents the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton, the term “ADMT” refers to an air dry metric ton, and the term “FBM” refers to foot board measure.

12/12